i


                              DEVELOPMENT AGREEMENT

                                     BETWEEN

                           INEX PHARMACEUTICALS, INC.

                                       AND

                           ENZON PHARMACEUTICALS, INC.

                                January 19, 2004

                              Development Agreement

                                Table of Contents

Article 1 Interpretation .................................................    3
   1.1   Definitions .....................................................    3
   1.2   Entire Agreement; Conflicts .....................................   12
   1.3   Governing Law ...................................................   12
   1.4   Headings ........................................................   12
   1.5   Severability ....................................................   13

Article 2 Grant and Reservation of Rights ................................   13
   2.1   Grant of Licenses 10
   2.2   Reservation of Rights ...........................................   13
   2.3   *** ....................................   Error! Bookmark not defined.
   2.4   Sublicenses .....................................................   14

Article 3 Milestone Payments for Development .............................   15
   3.1   Signing and Regulatory Milestone Payments .......................   15
   3.2   Withholding Taxes ...............................................   16
   3.3   Late Payments ...................................................   17

Article 4 Development ....................................................   17
   4.1   Development Activities in accordance with the Development Plan ..   17
   4.2   Overview of Development .........................................   18
   4.3   Development Diligence ...........................................   18
   4.4   Development Plans ...............................................   18
   4.5   Reports on Development ..........................................   19
   4.6   Attendance at Regulatory Meetings ...............................   19
   4.7   Subcontractors ..................................................   19

Article 5 Development Responsibility and Funding .........................   19
   5.1   Shared Funding of Certain Development Costs .....................   19
   5.2   Development Clinical Activities .................................   19
   5.3   Post-Approval Clinical Activities ...............................   20
   5.4   Regulatory Activities ...........................................   20
   5.5   Filing of Regulatory Submissions ................................   21
   5.6   Technical and Manufacturing Support Activities ..................   21
   5.7   Funding of Development Costs ....................................   21
   5.8   Transition ......................................................   22
   5.9   Records .........................................................   22
   5.10  Audits ..........................................................   22

Article 6 Joint Steering Committee .......................................   23
   6.1   Joint Steering Committee ........................................   23
   6.2   Meetings of the Joint Steering Committee ........................   24
   6.3   Working Committees ..............................................   24

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Article 7 Pharmacovigilance, DDMAC and Recalls ...........................   24
   7.1   Regulatory Responsibilities .....................................   24
   7.2   Pharmacovigilance Agent .........................................   25
   7.3   Agency for DDMAC Activities .....................................   26
   7.4   Agent for Regulatory Authorities Generally ......................   26
   7.5   Recalls and Withdrawals of Product ..............................   26

Article 8 Additional Opportunities .......................................   27
   8.1   Pipeline Drug ...................................................   27
   8.2   Legal Effect ....................................................   27

Article 9 Representations and Warranties .................................   27
   9.1   By Enzon ........................................................   27
   9.2   By Inex .........................................................   28
   9.3   Survival of Representations and Warranties ......................   30
   9.4   DISCLAIMER ......................................................   30

Article 10 Intellectual Property Rights ..................................   30
   10.1  Injunctive Relief ...............................................   30
   10.2  Ownership of Pre-Existing Intellectual Property Rights ..........   31
   10.3  Ownership of Intellectual Property Rights in the Product ........   31
   10.4  Ownership of Regulatory Approvals and Regulatory Submissions ....   31
   10.5  Ownership of Intellectual Property Rights Outside the Development   31

Article 11 Termination ...................................................   32
   11.1  Term ............................................................   32
   11.2  Renewal .........................................................   32
   11.3  Voluntary Termination ...........................................   32
   11.4  Termination for Breach ..........................................   33
   11.5  Termination upon Bankruptcy .....................................   33
   11.6  Survival of Obligations; Return of Confidential Information .....   34
   11.7  Additional Consequences of Termination ..........................   34
   11.8  Termination on a Country by Country Basis .......................   35
   11.9  Termination of Related Agreements ...............................   35

Article 12 Miscellaneous .................................................   36
   12.1  Assignment ......................................................   36
   12.2  Counterparts ....................................................   36
   12.3  Force Majeure ...................................................   36
   12.4  Further Assurances ..............................................   37
   12.5  International Sale of Goods Act .................................   37
   12.6  Modification ....................................................   37
   12.7  No Agency .......................................................   37
   12.8  No Solicitation or Hiring of Employees ..........................   37
   12.9  Non-Use of Names ................................................   37
   12.10 Notices .........................................................   37
   12.11 Publicity .......................................................   39
   12.12 No Third Party Beneficiaries ....................................   39
   12.13 Waiver ..........................................................   40
   12.14 Cross Default ...................................................   40

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                              Development Agreement

This DEVELOPMENT AGREEMENT dated as of the 19th day of January, 2004 between Inex Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, USA, having a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (hereinafter referred to as "Inex"), and Enzon Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, having a principal place of business at 685 Route 202/206, Bridgewater, New Jersey 08807, USA (hereinafter referred to as "Enzon").

INTRODUCTION

A. Enzon is a pharmaceutical company with operations in research and development, import, export, manufacture and sale of pharmaceutical products;

B. Inex is in the business of developing, manufacturing and selling certain pharmaceutical products, including Vincristine Sulfate Liposomes Injection (as further defined in this Agreement);

C. Of even date hereof, the Parties have entered into a Product Supply Agreement for the supply from Inex to Enzon of Vincristine Sulfate Liposomes Injection, and incidental thereto, the Parties must complete the development of Vincristine Sulfate Liposomes Injection;

D. Inex and Enzon desire to set out in this Agreement the terms which will govern the development of Vincristine Sulfate Liposomes Injection and to provide for licenses for the right to develop, market and distribute Vincristine Sulfate Liposomes Injection, which licenses are granted solely for the Parties' legal protection and for the purpose of enabling Enzon to acquire rights to develop, market, distribute and sell Inex's Vincristine Sulfate Liposomes Injection product in the Territory for the Term;

E. The execution of this Agreement is ancillary to and a necessary pre-condition for the establishment of both a market and a product for Inex's business with respect to manufacturing and selling Vincristine Sulfate Liposomes Injection.

In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, and intending to be legally bound, Inex and Enzon agree as follows:

                            Article 1 Interpretation

1.1   Definitions

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning set out therefor in the Product Supply Agreement. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

      1.1.1   "Adverse Drug Event" will have the meaning set forth in Exhibit
              1.1.1.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.2 "Affiliate" means any corporation, company, partnership, joint venture or other person or entity which controls, is controlled by or is under common control with a Party. For purposes of this
              Section 1.1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote for the election of directors or otherwise having the power to vote on or direct the affairs of such Party; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest or the power to direct the management and policies of such non-corporate entities.

      1.1.3 "Agreement" means this Development Agreement including all exhibits attached to this Agreement.

      1.1.4 "Applicable Laws" means all applicable federal, provincial, state and local laws, ordinances, rules and regulations of any kind whatsoever in the Territory, including, without limitation, pharmaceutical and environmental rules and regulations, including cGMP Requirements, GCP Requirements, GLP Requirements and the General Biological Products Standards of the FDA, and the Federal Food, Drug and Cosmetic Act, as amended, or any successor act thereto ("FDCA").

      1.1.5 "Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in New York City, New York, USA.

      1.1.6 "cGMP Requirements" shall mean the current Good Manufacturing Practices standards required by the FDA, the TPD and the equivalent Regulatory Authority elsewhere in the Territory, and the applicable regulations, policies or guidelines of each of them in effect for the manufacture and testing of pharmaceutical materials, active ingredients, or excipients, as applicable.

      1.1.7 "Clinical Activity" and "Clinical Activities" mean any one or more of the activities associated with drug testing in humans, including trial design and execution, payment of investigators', institutional, and contractors' fees, drug distribution and accountability, analytical testing, data management, statistical analysis, adverse event reporting, and scientific publication, performed or to be performed by the Parties or their Representatives in pursuit of the Development of the Product or post-Regulatory Approval commercialization of the Product.

      1.1.8 "Code" or "Codes" means the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA) and the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, as either of the foregoing may be amended from time to time.

      1.1.9 "Commercially Reasonable Efforts" means efforts which are not less than those efforts a Party makes with respect to other pharmaceutical products in its portfolio (but, in any event, not less than the efforts that would be exerted by a reasonably prudent and diligent pharmaceutical company similarly situated and seeking to accomplish similar objectives),

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              taking into account the product's market potential, level of competition, number of prescribers and other relevant factors.

      1.1.10 "Compendium Listing" means the listing in any two or more publications or directories including Drugdex Information Service, AHFS Drug Information, or US Pharmacopoeia Drug Information, recognized by the US government for coverage under Medicaid, Medicare or other like health insurance programs, for use of VSLI in the treatment of Firstline NHL.

      1.1.11  "Confidential Information" means:

              (a) all proprietary information and materials, patentable or otherwise, of a Party which is disclosed in writing by or on behalf of such Party to the other Party and marked as confidential or proprietary, including DNA sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, preclinical and clinical trials and the results thereof, sources of supply, patent positioning, marketing plans and business plans, including any negative developments;

              (b) any other information, oral or written, designated in writing by the disclosing Party to the other Party as confidential or proprietary within ten (10) days after such disclosure, whether or not related to the making, use, importing or selling of the Product; and

              (c) the Data, the Inex Technology, the Regulatory Approvals and Regulatory Submissions, and the Licensed Patents (all of which are deemed to be Confidential Information of Inex);

              provided that Confidential Information shall not include such information which:

              (d) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party or its Affiliates; or

              (e) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by an independent, unaffiliated Third Party rightfully in possession of the Confidential Information; or

              (f) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or

              (g) the receiving Party can verify, by written documentation, results from research and development by the receiving Party or any of its Affiliates independent of disclosure by the other Party thereof.

      1.1.12 "Co-Promotion Agreement" means the Co-Promotion Agreement between Inex and Enzon of even date herewith.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.13  "Data" has the meaning set out in Section 10.3.2.

      1.1.14 "DDMAC Activities" mean all jointly agreed-to activities performed or to be performed by one or both Parties in accordance with the requirements of the Division of Drug Marketing, Advertising and Communications, Center for Drug Evaluation and Research of the FDA, and the Office of the Inspector General of the Department of Health and Human Services of the United States.

      1.1.15  "Development" means:

              (a)       all activities set forth in the Development Plan; and

              (b) all activities necessary to obtain and maintain Regulatory Approvals in each country in the Territory;

              including Development Clinical Activities, Regulatory Activities and Technical and Manufacturing Support Activities.

      1.1.16  "Development Clinical Activities" has the meaning set out in
              Section 5.2.

      1.1.17 "Development Costs" means, with respect to Development of the Product in respect of the Territory:

              (a) the Development FTE Costs and Out-of-Pocket Costs utilized or incurred by a Party in fulfilling its obligations under the then-current Development Plan;

              (b) all Development FTE Costs and Out of Pocket costs incurred in excess of the budget in the then-current Development Plan, provided that any such excess costs have been approved in advance by the Joint Steering Committee; and

              (c) the Manufacturing Cost of Product produced for the Development.

              For greater certainty, Development Costs do not include Commercialization Costs as defined in the Product Supply Agreement.

      1.1.18 "Development FTE" means a scientific or technical person employed by a Party or a Party's Affiliates and assigned to work on Development with such time and effort to constitute one person working on Development on a full time basis consistent with normal business and scientific practice (e.g., having appropriate education, training and experience and working *** hours per year of dedicated effort).

      1.1.19 "Development FTE Costs" means the price of Development FTEs to be used for the purposes of determining the costs incurred with respect to personnel performing work on the Development in accordance with the then-approved Development Plan. The price per Development FTE shall initially be *** per Development FTE year or pro-rata portion thereof incurred on the Development. The Development FTE rate includes all the fully burdened cost of salary, employee benefits, incidental materials, travel, lodging and other expenses including support staff and direct and indirect overhead for or associated with a Development FTE. On each anniversary of the Effective Date, the FTE rate shall be

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              raised by a percentage equal to the percentage increase in the Index (defined below) for the twelve (12) month period ending with December of the calendar year immediately preceding such anniversary date (such increase, the "CPI Increase"). For purposes of this Agreement, the term "Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U) - - U.S. City Average. All Items (1982-1984 = 100), as published by the United States Bureau of Labor Statistics, or if such index is no longer published, then the index most comparable thereto.

      1.1.20 "Development Plan" means the Development Plan for obtaining and maintaining Regulatory Approvals for the Product in the Territory, together with a corresponding budget accounting for the anticipated Development Costs to be expended or incurred by each Party in conducting the Development. The definitive Development Plan adopted in accordance with Section 4.4 will form a part of this Agreement.

      1.1.21  "Dollar" and "$" means United States Dollars.

      1.1.22 "Effective Date" means the date shown on page one of this Agreement.

      1.1.23  "Elan" means Elan Pharmaceuticals, Inc.

      1.1.24 "Elan Consent" means the consent by Elan to the execution and delivery of the Related Agreements and the subsequent grant of manufacturing rights contemplated herein.

      1.1.25 "Elan Improvements" has the meaning set out therefor in the Elan License.

      1.1.26 "Elan License" means the Amended and Restated License Agreement made as of April 3, 2003 between Elan, IE Oncology Company Limited and Inex Pharmaceuticals Corporation.

      1.1.27  "Elan Patents" means the Patents set out in Exhibit 1.1.27.

      1.1.28 "FDA" means the United States Food and Drug Administration or any successor thereto.

      1.1.29  "Field" means VSLI for all indications in humans.

      1.1.30 "First Commercial Sale" means (a) with respect to a country in the Territory, the first sale by Enzon, its sublicensees or Affiliates for use, consumption or resale of the Product in such country (excluding any sales for clinical trials, compassionate uses or other non-commercial purposes) and (b) with respect to the Territory, the First Commercial Sale in any country within the Territory. A sale to a sublicensee or an Affiliate shall not constitute a First Commercial Sale unless the sublicensee or Affiliate is the end user of the Product.

      1.1.31 "Firstline NHL" means the treatment of aggressive non-Hodgkin's lymphoma in patients not previously treated for aggressive non-Hodgkin's lymphoma.

      1.1.32 "GCP Requirements" or "Good Clinical Practices" means the then current standards for clinical trials for pharmaceuticals as required by the FDA, the TPD and the equivalent Regulatory Authority elsewhere in the Territory, and as applicable, the policies and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              guidelines of the International Conference on Harmonization in effect for the clinical testing of pharmaceutical materials.

      1.1.33 "GLP Requirements" or "Good Laboratory Practices" means the current Good Laboratory Practices standards required by the FDA, the TPD and the equivalent Regulatory Authority elsewhere in the Territory in effect for the testing of pharmaceutical materials as applied to raw materials and finished products.

      1.1.34 "include" and "including" (and the like) means "including, without limitation".

      1.1.35 "IND" means an Investigational New Drug application in accordance with the rules and regulations of the FDA.

      1.1.36  "Inex Patents" means the Patents set out in Exhibit 1.1.36.

      1.1.37 "Inex Technology" means all technical information and know-how owned or controlled by Inex which relates to the Product and is necessary or useful for the development and commercialization of the Product, and shall include:

              (a) as of the Effective Date, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information owned or controlled by Inex and necessary or useful for the development and commercialization of the Product;

              (b)       any Data referred to in Section 10.3; and

              (c) any Data referred to in Section 12.3 of the Product Supply Agreement.

      1.1.38 "Intellectual Property Rights" means any rights to any Patents and copyrights and registrations and applications for registration of the foregoing rights, and trade secrets and moral rights. "Intellectual Property Rights" do not include trademark, domain name or trade name rights.

      1.1.39  "Joint Steering Committee" means the committee formed pursuant to
              Article 6. The Joint Steering Committee formed under this Agreement shall be the same as the Joint Steering Committee formed under the Product Supply Agreement.

      1.1.40 "Licensed Patents" means the Patents owned or controlled by Inex relating to VSLI, and necessary or useful for the development and commercialization of the Product, and shall include:

              (a)       as of the Effective Date, the Inex Patents and the Elan
                        Patents;

              (b) to the extent of Inex's legal right to grant rights to same, as of the Effective Date, the Regents' Patents;

              (c)       any Patents on inventions referred to in Section 10.3;
                        and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (d) any Patents on inventions referred to in Section 12.3 of the Product Supply Agreement.

      1.1.41 "NDA" means a New Drug Application in accordance with the rules and regulations of the FDA.

      1.1.42  "NHL" means non-Hodgkin's Lymphoma.

      1.1.43 "not to be unreasonably withheld" and the like means not to be unreasonably withheld or delayed.

      1.1.44 "Out-of-Pocket Cost" means an out-of-pocket payment made by a Party or its Representatives to a Third Party but only to the extent such payment relates to costs which are incurred by a Party or its Representatives with respect to fulfilling its obligations under the Development Plan.

      1.1.45  "Party" means Inex or Enzon and "Parties" means Inex and Enzon.

      1.1.46 "Patent" means (a) all patent applications filed or having legal force in any country; (b) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions (including supplemental protection certificates), additions, registrations or confirmations to or of any such patent applications and patents.

      1.1.47 "Person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, and any other form of entity or organization.

      1.1.48  "Permitted Exception" means any or all of the following:

              (a) any termination of the license between ***and the *** by either *** or the *** before or after the Effective Date; or

              (b) any inability of IE Oncology Company Limited or Inex to grant sublicenses under the *** License, or the absence of a consent to such sublicense from *** or the ***; or

              (c) any inability of *** to grant Intellectual Property Rights under the ***to IE Oncology Company Limited ("IE"), or of IE to grant such rights to Inex, or of Inex to grant such rights to Enzon, which rights in each case are at least co-extensive (within the Field and within the Territory as defined in the Related Agreements) with the scope of Intellectual Property Rights under the *** purported to be granted by *** to IE pursuant to the *** License;

              or the like respecting the ***.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.49 "Pharmacovigilance" means all the activities associated with maintaining an effective drug safety monitoring system and adverse events reporting system in compliance with the requirements of Regulatory Authorities.

      1.1.50  "Post-Approval Clinical Activities" has the meaning set out in
              Section 5.3.

      1.1.51 "Prime Rate" means the prime or equivalent rate quoted by Citibank, N.A. from time to time.

      1.1.52  "Product" means VSLI.

      1.1.53 "Product Supply Agreement" means the agreement for the supply of the Product from Inex to Enzon entered into as of the Effective Date.

      1.1.54 "QA" means Quality Assurance, being that part of each management system, within Inex and Enzon separately, having responsibility for assuring the quality of the Product in respect of compliance with Regulatory Requirements.

      1.1.55 "Quality/Technical Agreement" has the meaning set out in the Product Supply Agreement.

      1.1.56  ***

      1.1.57 "Regulatory Activity" and "Regulatory Activities" mean any one or more of the regulatory activities to be performed by the Parties, or their Representatives in pursuit of the Development of the Product, including writing, translation, compilation, notification, submission, filing, defense, maintenance and renewal of Regulatory Approvals and payment of fees associated therewith, and meeting with Regulatory Authorities.

      1.1.58 "Regulatory Approvals" means all necessary and appropriate regulatory approvals which must be obtained before placing the Product on the market in the Field in any country in the Territory in which such approval is required, including without limitation, INDs, NDAs, and any other comparable terms as applicable with regard to any such approvals in any other country in the Territory.

      1.1.59  "Regulatory Authority" or "Regulatory Authorities" means:

              (a) the FDA, the TPD and any other like governmental authorities, whether federal, provincial, state or municipal, regulating the importation, distribution, marketing and/or sale of therapeutic substances in the Territory; and

              (b) the corresponding governmental authorities, whether federal, provincial, state or municipal, of each other applicable jurisdiction outside the Territory in which the Product will be developed, used or sold.

      1.1.60  "Regulatory Requirements" means:

              (a) Applicable Laws, rules, regulations, guidances, and the Codes and Standards in respect of all activities of the Parties and their permitted Representatives under

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        the Related Agreements, including guidances in respect of quality control and QA procedures and processes, manufacturing and production batch records (including the Master Production Record), packaging, handling, storage, delivery and retention of raw material and Product samples and associated support data, and all licenses, certificates, authorizations or requirements from Regulatory Authorities; and

              (b) the corresponding laws, rules, regulations and guidances of each other applicable jurisdiction outside the Territory in which such activities take place.

      1.1.61 "Regulatory Submissions" means all submissions and filings made in furtherance of obtaining and maintaining any Regulatory Approvals.

      1.1.62 "Related Agreements" means, collectively, this Agreement, the Product Supply Agreement, the Quality/Technical Agreement and the Co-Promotion Agreement.

      1.1.63 "Representatives" means, in respect of a Party, that Party's Affiliates and their respective directors, officers, employees, consultants, subcontractors, sublicensees, agents, representatives and other persons acting under their authority.

      1.1.64 "Standards" means the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support of Continuing Medical Education, as they may be amended from time to time.

      1.1.65 "Sublicensee" means a Third Party which is not an Affiliate of Enzon and to whom Enzon has granted a sublicense for the purpose of developing, using, selling, having sold, distributing, importing or exporting the Product in one or more countries of the Territory.

      1.1.66 "Technical and Manufacturing Support Activity" or "Technical and Manufacturing Support Activities" mean any one or more of the activities to be performed by the Parties or their Representatives in the area of analytical development, process development, manufacturing, and quality control, in pursuit of manufacturing scale-up and the Regulatory Approvals of the Product, including the design, testing, analysis, qualification, and validation of methods, equipment and/or processes.

      1.1.67  "Term" has the meaning set out in Section 11.1.

      1.1.68  "Territory" means Canada, Mexico and the USA.

      1.1.69 "Third Party(ies)" means any Person other than Inex or Enzon or an Affiliate of either of them.

      1.1.70 "TPD" means the Therapeutic Products Directorate Organization of Health Canada.

      1.1.71 "Trademarks" means trademarks, trade names, and domain names identified in Exhibit 1.1.71 and all applications and registrations thereof in the Territory.

      1.1.72 "USA" means the United States of America, including its territories, possessions and the Commonwealth of Puerto Rico.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.73  "Valid Claim" means either:

              (a) a claim of an issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or

              (b) a claim in a patent application, provided that if such pending claim has not issued as a claim of an issued patent within seven years after the national filing date of such patent application in a country, such pending claim shall not be a Valid Claim for purposes of this Agreement.

              In the event that a claim of an issued patent is held by a court or other governmental agency of competent jurisdiction to be unenforceable, unpatentable or invalid, and such holding is reversed on appeal by a higher court or agency of competition jurisdiction, such claim shall be reinstated as a Valid Claim hereunder.

      1.1.74 "Vincristine" means the chemical compound known as vincristine sulfate.

      1.1.75 "Vincristine Sulfate Liposomes Injection" or "VSLI" means Vincristine encapsulated in sphingomyelin/cholesterol liposomes or a kit for production of same.

1.2   Entire Agreement; Conflicts

The Parties hereby agree that, except as expressly modified hereby, the following Articles of the Product Supply Agreement shall be part of this Agreement as if set out herein: Sections 12.6 through 12.10 inclusive, Articles 13, 14, 15 and 16. This Agreement, together with the other Related Agreements, constitutes the entire agreement between the Parties concerning the subject matter hereof. In the event of a conflict between the terms and conditions set out in any of the Related Agreements, the following agreements shall govern in the following priority:

      1.2.1   the Product Supply Agreement;

      1.2.2   the Quality/Technical Agreement;

      1.2.3   this Development Agreement; and

      1.2.4   the Co-Promotion Agreement

1.3   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Delaware in force therein without regard to its conflict of law rules.

1.4   Headings

The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. References to Articles are references to Articles of this

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Agreement and the Sections contained therein, and references to Sections are references to Sections of this Agreement.

1.5   Severability

If a court or other tribunal of competent jurisdiction should hold any term or provision of this agreement to be excessive, invalid, void or unenforceable, the offending term or provision shall be deemed inoperative to the extent it conflicts with such holding and shall be deemed to be modified to the extent necessary to conform with such statute or rule of law, while still preserving, to the extent practicable, the legitimate aims of the Parties, provided that the remaining portions hereof shall remain in full force and effect. In the event that the terms and conditions of this Agreement are materially altered as a result of the above, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

                   Article 2 Grant and Reservation of Rights

2.1   Grant of Licenses

In furtherance of the Product Supply Agreement, and subject to the reservation set forth in Section 2.2 of this Agreement, Inex hereby grants to Enzon:

      2.1.1 an exclusive license for the Field in the Territory under the Inex Patents;

      2.1.2 subject to the terms, conditions and limitations set out in the ***, an exclusive sublicense for the Field in the Territory under the ***;

      2.1.3 subject to Section Error! Reference source not found., to the extent of Inex's legal right to grant same, a non-exclusive sublicense for the Field in the Territory under the ***;

      2.1.4 an exclusive license for the Field in the Territory under the Inex Technology; and

for the sole purpose of developing (solely in accordance with the Development
Plan), using, selling, having sold, offering for sale, distributing, importing and exporting the Product for the Field in the Territory, including the right to grant sublicenses under these rights in accordance with Section 2.4. Enzon shall not use or exploit for any purpose of any Licensed Patents or Inex Technology except as permitted in this Agreement.

2.2   Reservation of Rights

      2.2.1 Except as otherwise expressly licensed to Enzon hereunder, Inex may exploit the Licensed Patents and Inex Technology for any purpose, including using, making, having made, selling, having sold, distributing and importing the Product:

              (a)       outside the Territory;

              (b)       inside the Territory but outside the Field;

              (c) inside the Territory and inside the Field, for the purpose of sales to Enzon; and

              (d)       in accordance with Section 11.3.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      2.2.2 Inex retains the non-exclusive (non-sublicensable, except as contemplated herein) right under the Licensed Patents and the Inex
              Technology:

              (a) to practice the Licensed Patents and the Inex Technology for internal research purposes for the Field;

              (b) to Co-Promote the Product in the Territory in accordance with the Co-Promotion Agreement; and

              (c)       to undertake Development as contemplated herein.

      2.2.3 For avoidance of doubt, Inex may exploit the Licensed Patents and Inex Technology in any territory for any liposomal product which does not contain Vincristine.

2.3   ***

2.4   Sublicenses

      2.4.1   Enzon shall have the right to sublicense all the rights granted in
              Section 2.1 to its Affiliates. Enzon hereby unconditionally guarantees the performance of any such Affiliates hereunder as if they were signatories to this Agreement to the extent the performance or lack of performance is a breach of this Agreement. A breach by any such Affiliate of any such obligation shall constitute a breach by Enzon of this Agreement and shall entitle Inex to exercise its rights hereunder, in addition to any other rights and remedies to which Inex may be entitled.

      2.4.2 Enzon shall also have the right to sublicense all the rights granted in Section 2.1 to Third Parties, subject to the following:

              (a) Prior to the execution of any sublicense, Enzon shall provide Inex with at least the following information with respect to each potential Sublicensee: (i) the identity of the Sublicensee; (ii) the territory in which the Product will be sold; and (iii) a copy of the draft sublicense.

              (b) Each sublicense shall contain covenants by the Sublicensee for the benefit of Inex to observe and perform similar terms and conditions to those in this Agreement. All sublicenses granted by Enzon shall be personal to the Sublicensee and shall not be further sublicensable or assignable without the prior written consent of Inex. Such sublicenses shall terminate upon the termination of Enzon's rights granted herein unless events of default are cured by Enzon or Sublicensee within sixty (60) days after notification by Inex of default and/or as provided by the terms of this Agreement.

              (c) Enzon may grant such sublicenses only with the prior written consent of Inex, which shall not be unreasonably withheld.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (d) Unless otherwise agreed in the Elan Consent, Enzon may grant such sublicenses only with the prior written consent of Elan, which consent may be withheld in Elan's absolute discretion.

              (e) Any Sublicensee which wishes to grant a further sublicense shall comply with the terms of this Section as if the further sublicense were a sublicense hereunder, including providing to Enzon and Inex the information described in this Section with respect to each potential sub-sublicensee, and obtaining the consent referred to in this Section, prior to the execution of any such sub-sublicense.

              (f) In the event that Enzon becomes aware of a material breach of any such sublicense by the Sublicensee, Enzon shall promptly notify Inex of the particulars of same and take all reasonable steps to enforce the terms of such sublicense. Enzon shall remain responsible to Inex for the compliance of each such Sublicensee with the financial and other obligations due under this Agreement. Upon the request of Inex, Enzon shall act reasonably in considering any request of Inex for Enzon to terminate such sublicense.

                  Article 3 Milestone Payments for Development

3.1   Signing and Regulatory Milestone Payments

As payments to facilitate the development of the Product and the establishment of Inex's manufacturing and commercialization business, and as consideration for the rights granted by Inex to Enzon under this Agreement, Enzon shall make the following signing and regulatory milestone payments to Inex:

================================================================================

   Milestone:                                                        Payment:
--------------------------------------------------------------------------------

      3.1.1   Execution of the Product Supply Agreement,           $12.0 million
              this Agreement and the Co-Promotion Agreement

      3.1.2   NDA Accelerated Approval ("AA") in the USA within    $20.0 million
              eighteen (18) months of completed NDA submission date

      3.1.3   ***                                                  $***

      3.1.4   ***                                                  $***

      3.1.5   ***                                                  $***

      3.1.6   ***                                                  $***

      3.1.7   ***                                                  $***

      3.1.8   ***                                                  $***

      3.1.9   ***                                                  $***
================================================================================

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Provided that:

      3.1.10  Enzon shall make the milestone payment referred to in Section
              3.1.1 to Inex on execution and delivery of this Agreement by the Parties, in payment for Inex's prior development work and other rights granted herein;

      3.1.11 Enzon shall make the milestone payments other than the ones referred to in Sections 3.1.1 and Error! Reference source not found. to Inex within thirty (30) days after achievement of each milestone by a Party, or by an Affiliate or a Sublicensee;

      3.1.12 Enzon shall make the milestone payments referred to in Section Error! Reference source not found. to Inex on the dates set out for occurrence of such milestone in Section Error! Reference source not found.;

      3.1.13 except for the payments set out in Section Error! Reference source not found., each milestone payment hereunder shall be made only one time, based upon the Product achieving a particular milestone regardless of how many times such milestone is achieved;

      3.1.14 only one of the three alternative milestone payments referred to in Sections 3.1.2, Error! Reference source not found. and Error! Reference source not found. will be paid;

      3.1.15  payment shall not be owed for a milestone which is not reached;

      3.1.16 except as expressly set out in this Agreement, each payment shall be made without setoff, deduction or similar right;

      3.1.17 with the exception of payment referred to in Section 3.1.9, which is creditable in accordance with its terms, any milestone payment described herein shall be non-refundable and non-creditable against any other payment due from Enzon to Inex under this Agreement;

      3.1.18  ***

      3.1.19  ***

      3.1.20  ***

      3.1.21  ***

      3.1.22  ***

3.2   Withholding Taxes

The Parties contemplate that there will be no payment or withholding by Enzon of taxes on any payments made by Enzon to Inex pursuant to this Agreement. In the event that either Party takes any action, or if the circumstances applicable to either Party change with the result that taxes must be paid or withheld on the payments due pursuant to this Agreement, then such taxes shall be borne by such Party. Without limiting the generality of the foregoing:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      3.2.1 if Enzon assigns or sublicenses its rights hereunder, undergoes a reorganization or otherwise changes its structure, or changes its domicile, and thereafter taxes must be paid or withheld on the payments hereunder, such payments shall be grossed up so that Inex receives the actual amounts set out in this Agreement; and

      3.2.2 if Inex assigns or sublicenses its rights hereunder, undergoes a reorganization or otherwise changes its structure, or changes its domicile, and thereafter taxes must be paid or withheld on the payments hereunder, then such tax or withholding payments shall be deducted from the amounts set forth herein, and Enzon shall assist Inex as may be reasonably required, including providing proof of such payment of such tax payment, in order to allow Inex to claim the benefit of, exemption from or repayment such tax payment, as may be applicable; and

      3.2.3 in the event that payment or withholding by Enzon of taxes becomes necessary on any payments made by Enzon to Inex pursuant to this Agreement when neither Section 3.2.1 nor Section 3.2.2 applies, then such tax or withholding payments shall be deducted from the amounts set forth herein, and Enzon shall assist Inex as may be reasonably required, including providing proof of such payment of such tax payment, in order to allow Inex to claim the benefit of, exemption from or repayment such tax payment, as may be applicable.

Notwithstanding the foregoing, if Inex is able to credit the grossed up portion of any payment made by Enzon pursuant to Section 3.2.1 against taxes payable by Inex, or gain exemption from or repayment of such tax payment, Inex will promptly pay the equivalent of the benefit received by Inex to Enzon.

3.3   Late Payments

Any payment by Enzon or Inex that is not paid on or before the date such payment is due under this Agreement shall bear interest at a rate equal to the lesser of:

      3.3.1   Prime Rate plus *** per year, or

      3.3.2   the maximum rate permitted by law;

calculated based on the number of days that payment is delinquent.

                             Article 4 Development

4.1   Development Activities in accordance with the Development Plan

Inex and Enzon will undertake Development as set out in the Development Plan and as amended from time to time by the Parties in accordance with this Article 4. Subject to Sections 5.2 and 5.8, from the Effective Date until the Parties' agreement to the terms of the definitive Development Plan, Inex and Enzon will undertake the Development acting reasonably. If either Party fails to perform its responsibilities under the Development Plan (the "Non-performing Party") after reasonable notice of such failure from the other Party (the "Performing Party"), the Performing Party's sole remedy shall be that the Performing Party may assume conduct of such responsibilities and the Development Plan shall be amended to reflect such change. The cost of any such responsibilities so assumed shall be borne by the Parties as set out in this Agreement.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

4.2   Overview of Development

The Parties intend to work cooperatively to pursue the Development in accordance with the terms of this Agreement. Unless otherwise set out in this Agreement, the Parties will conduct the Development as directed by the Joint Steering Committee and in conformance with the Development Plan. The Parties shall collaborate closely, through the Joint Steering Committee, to assign responsibility for conducting the various aspects of such Development. Unless otherwise agreed by the Parties, the Parties will conduct the activities assigned to them in the Development Plan.

4.3   Development Diligence

      4.3.1 Inex shall make its third submission to the FDA for an NDA for the Product as soon as reasonably possible.

      4.3.2 Each of the Parties, directly and through its permitted Representatives, shall use Commercially Reasonable Efforts to Develop the Product for the USA and Canada, including carrying out its respective responsibilities under the Development Plan, including to:

              (a) conduct or cause to be conducted the necessary and appropriate clinical trials as necessary to obtain and maintain Regulatory Approvals for the Product; and

              (b) prepare, file and prosecute or cause to be prepared, filed and prosecuted the Regulatory Submissions for the Product in the USA and Canada.

      4.3.3 Each of the Parties, directly and through its permitted Representatives, shall perform the Development in compliance with Regulatory Requirements.

      4.3.4 Each Party shall ensure none of its Representatives who participate in any activities under the Related Agreements:

              (a) is or has been suspended, debarred or disqualified by the FDA;

              (b) has been convicted of any offence that would form the basis for any debarment; or

              (c) is or has been subject to any proceedings for the suspension, disqualification or debarment of such Party or any Representative of such Party.

4.4   Development Plans

      4.4.1 Within ninety (90) days after the Effective Date, the Joint Steering Committee shall prepare, review and submit to the Parties for approval a detailed Development Plan for the Development of the Product.

      4.4.2 Development of the Product shall be conducted by the Parties in conformance with the Development Plan.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      4.4.3 The Development Plan may be updated by the Joint Steering Committee and the Parties as provided herein.

      4.4.4 At a minimum, the Development Plan as amended from time to time shall describe the specific activities to be performed in the Territory for a twelve (12) month period, with a summary of development activities to be performed thereafter. The Development Plan will be reviewed on at least a semi-annual basis by the Joint Steering Committee to update the specific activities to be performed for the rolling twelve (12) month period, as well as to reflect the revised Development as the Joint Steering Committee reasonably determines to be necessary or useful. Notwithstanding the above, no amendment to any Development Plan shall be construed to be final unless it has been made in accordance with the provisions of Article 6.

4.5   Reports on Development

Each Party will keep the other Party fully informed on the progress of the Development in respect of the Territory, using reasonable reporting requirements mutually established by the Parties. As a minimum requirement, the Joint Steering Committee shall receive and review and approve quarterly progress reports.

4.6   Attendance at Regulatory Meetings

Each Party will inform the other Party of planned meetings between its representatives and governmental or Regulatory Authorities regarding Regulatory Approvals and Regulatory Submissions for the Product in the Territory and, where appropriate to do so, make reasonable efforts to include the other Party in such meetings.

4.7   Subcontractors

Either Party may subcontract to any of its Representatives any of its obligations in respect of the Development with the consent of the other Party, such consent not to be unreasonably withheld; provided however, that the subcontracting Party shall be responsible for the performance of its Representatives and shall remain fully responsible and obligated to the other Party for all activities undertaken by its Representatives.

                Article 5 Development Responsibility and Funding

5.1   Shared Funding of Certain Development Costs

Each Party shall bear the initial responsibility for funding all Development Costs required to support the conduct of all such Party's responsibilities in pursuit of Regulatory Approvals for the Product in the Territory in accordance with the Development Plan, subject to allocation and reimbursement for such expenses in accordance with this Article 5.

5.2   Development Clinical Activities

      5.2.1 Subject to Section 5.2.2, Enzon will fund 50%, and Inex 50% of Development Costs for all the following Clinical Activities (the "Development Clinical Activities"):

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (a) obtaining and maintaining Regulatory Approval for the first label claim for the Product in each country in the Territory, including any FDA mandated Phase III confirmatory trials for the first label claim if VSLI receives NDA Accelerated Approval in the USA;

              (b) any jointly agreed-to trials designed to obtain additional Regulatory Approvals for the Product in the Territory;

              (c) all Phase II clinical trials for the Product ongoing as of the Effective Date, a listing of which is set out in
                        Exhibit 5.2.1(c); and

              (d) all jointly agreed-to trials sponsored by either of the Parties to explore new indications or dosing regimens for the Product.

      5.2.2 Notwithstanding anything herein to the contrary, Enzon's contribution to Development Costs for Development Clinical Activities under this Section 5.2 from the Effective Date through June 30, 2004 shall be limited to *** of the first *** of Development Costs incurred. Inex shall pay *** of the Development Costs incurred during this period in excess of ***, if any.

5.3   Post-Approval Clinical Activities

Enzon will be responsible for and fund *** of the costs for all the following Clinical Activities (the "Post-Approval Clinical Activities"):

      5.3.1 Clinical Activities typically associated with post-Regulatory Approval commercialization, including Phase IV clinical trials and post-Regulatory Approval Compendium Listings;

      5.3.2   physician-sponsored studies; and

      5.3.3 any Clinical Activities undertaken by the Parties not required by a Regulatory Authority in order to obtain any Regulatory Approval or as a condition of obtaining or maintaining a Regulatory Approval.

5.4   Regulatory Activities

      5.4.1 The Parties will coordinate their activities with each other with respect to the overall regulatory strategy for the Product in the Territory, and with respect to Inex's overall regulatory strategy for the Product outside the Territory.

      5.4.2 Inex will have primary responsibility for Regulatory Activities in the Territory, with Enzon's input and advice.

      5.4.3 Enzon will fund ***, and Inex *** of all Development Costs for Regulatory Activities associated with obtaining and maintaining Regulatory Approval for the Product in the Territory.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

5.5   Filing of Regulatory Submissions

      5.5.1 Inex or an Affiliate of Inex designated by Inex shall be named as the applicant for all Regulatory Submissions and holder of all Regulatory Approvals in all countries, including the countries in the Territory, and all such Regulatory Approvals and Regulatory Submissions shall be owned as set out in Section 10.4.

5.6   Technical and Manufacturing Support Activities

      5.6.1 Each Party will have responsibility for Technical and Manufacturing Support Activities in the Territory as set out in the Development Plan, with input and advice from the other Party.

      5.6.2 Enzon will fund ***, and Inex *** of all Development Costs including Costs for Technical and Manufacturing Support Activities and the following additional activities, if mutually agreed upon, shall be Technical and Manufacturing Support Activities:

              (a)       manufacturing scale up activities;

              (b) the contracting of secondary suppliers and testing laboratories;

              (c)       the establishment of secondary manufacturing sites; and

              (d) the establishment of secondary suppliers and/or alternate sources of raw materials.

5.7   Funding of Development Costs

      5.7.1 From and after the Effective Date, in respect of each calendar quarter in which Development Costs are incurred, the Parties shall bear their proportionate share of Development Costs as set out in this Article.

      5.7.2 Within twelve Business (12) Days after of the end of each calendar quarter, each Party shall provide the other Party with a reasonably detailed invoice setting forth such Party's Development Costs.

      5.7.3 Such invoices shall be accompanied by appropriate documentation ("Supporting Documentation"), including a listing of expenditures in reasonably specific detail to support the Party's determination of the actual Development Costs incurred in conducting Development work during such calendar quarter.

      5.7.4 If the invoices and Supporting Documentation (as verified by the Joint Steering Committee) demonstrate that one Party, in completing tasks assigned for such quarter under the Development Plan (but excluding tasks each Party is to perform at its own expense hereunder) has borne more of the Development Costs than the share set out for such Party in this Article 5, then within 30 days after the exchange of invoices and Supporting Documentation, there shall be an accounting and payment between the Parties to bring the Development Costs incurred by them respectively during such quarter into conformity with this Article 5.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      5.7.5 Each Party shall use Commercially Reasonable Efforts to comply with the applicable budget for each activity set out in the Development Plan for such Party during the each calendar year. In the event that a Party incurs any Development FTE Costs for a particular activity that exceed the amount budgeted therefor, such event shall not be considered a breach of this Agreement by such Party, but the other Party shall not be responsible for funding any such excess amount, unless otherwise agreed to in writing by the Parties. If a Party believes that completion of the assigned Development tasks will exceed the portion of such budget that is allocated for such Party's efforts, such Party will contact the Joint Steering Committee promptly after such determination in order to initiate discussion by the Joint Steering Committee of such matter and appropriate means of resolving same.

5.8   Transition

From the Effective Date until the Parties' agreement to the terms of the definitive Development Plan, Inex and Enzon will fund their respective shares of Development Costs incurred as contemplated by this Agreement. If the Parties fail to agree on the terms of the definitive Development Plan within 90 days of the Effective Date, until the terms of the definitive Development Plan are determined, the Parties shall fund their respective shares of Development Costs incurred by the Parties, acting reasonably. Notwithstanding the foregoing, after the Effective Date, in the absence of a definitive Development Plan agreed upon by the Parties, no more than an aggregate of US$*** in Development Costs will be incurred without the review of the Joint Steering Committee and the agreement of the Parties.

5.9   Records

Both Parties shall keep full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify:

      5.9.1 the Development Costs incurred by each of them and their respective Representatives for a period of three (3) years after the completion of the Development; and

      5.9.2 any other amount payable hereunder for a period of three (3) years after the completion of the Term.

5.10  Audits

      5.10.1 During the Development and for a period of one (1) year following the completion of the Development, Enzon shall have the right from time to time (not to exceed once during each calendar year) to have either its internal financial audit personnel or an independent firm of accountants (i.e., a certified public accountant or like person reasonably acceptable to Inex) inspect the books, records and supporting data of Inex referred to in
              Section 5.9. Such independent firm of accountants shall perform these audits at Enzon's expense upon reasonable prior notice and during Inex's regular business hours, and shall agree as a condition to such audit to maintain the confidentiality of all information disclosed or observed in connection with such audit and to disclose to Enzon only whether Inex has complied with its obligations under this Agreement with respect to Development Costs. If the result of such audit demonstrates an overpayment or underpayment, there shall be a prompt (but in no event more than 60 days after

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              completion of the audit) accounting between the parties to reconcile such overpayment or underpayment. If the result of such audit demonstrates an overpayment by Enzon of *** or more, Inex shall pay Enzon the reasonable costs of such audit.

      5.10.2 During the Term and for a period of one (1) year thereafter, Inex shall have the right from time to time (not to exceed once during each calendar year) to have either its internal financial audit personnel or an independent firm of accountants (i.e., a certified public accountant or like person reasonably acceptable to Enzon) inspect the books, records and supporting data of Enzon referred to in Section 5.9. Such independent firm of accountants shall perform these audits at Inex's expense upon reasonable prior notice and during Enzon's regular business hours, and shall agree as a condition to such audit to maintain the confidentiality of all information disclosed or observed in connection with such audit and to disclose to Inex only whether Enzon has complied with its obligations under this Agreement with respect to the payment of money owing pursuant to this Agreement. If the result of such audit demonstrates an overpayment or underpayment, there shall be a prompt (but in no event more than 60 days after completion of the audit) accounting between the parties to reconcile such overpayment or underpayment. If the result of such audit demonstrates an underpayment of *** or more, Enzon shall pay Inex the reasonable costs of such audit.

      5.10.3 The provisions of Sections 5.10.1 and 5.10.2 are based on the assumption that the net flow of payments under Section 5.7 will be from Enzon to Inex. If this assumption proves incorrect, the provisions of Sections 5.10.1 and 5.10.2 will be deemed modified to permit an appropriate accounting between Inex and Enzon to correct for any underpayment or overpayment by Inex.

                       Article 6 Joint Steering Committee

6.1   Joint Steering Committee

      6.1.1 As of the Effective Date of this Agreement, the Joint Steering Committee shall be formed and shall be constituted of four representatives from each Party. The members of the Joint Steering Committee as of the Effective Date are as set forth on Exhibit
              6.1. The Chairperson of the Joint Steering Committee at the first meeting of the Joint Steering Committee shall be an Enzon member of the Joint Steering Committee, and thereafter, the Chairperson will alternate at each meeting between a representative of Inex and a representative of Enzon. The Chairperson shall be responsible for issuing an agenda for the meeting, conducting and chairing the meeting and preparing the minutes for the meeting, and such other tasks as assigned by the committee. The Joint Steering Committee shall meet regularly at least quarterly during the period when Development in respect of the Territory is occurring, or more frequently if necessary.

      6.1.2 Each Party shall bear its own expenses associated with its participation in the Joint Steering Committee and its administration and oversight of the activities contemplated by the Agreement. Such expenses shall not be included in Development Costs.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

6.2   Meetings of the Joint Steering Committee

      6.2.1 The Joint Steering Committee should meet at least once per year at the location of Inex or an Affiliate of Inex, and once per year at a location of Enzon or an Affiliate of Enzon. All other meetings of the Joint Steering Committee may occur by telephone, video conference or other acceptable means or location if requested by a Party. The Joint Steering Committee shall oversee all Development activities of the Parties under this Agreement, including coordinating the overall strategy for Development. The Joint Steering Committee shall have the responsibilities as set forth generally in Exhibit 6.1. Each Party may appoint its representatives to the Joint Steering Committee and other members of its project team at its discretion. It is the intent of the Parties to assign responsibilities for the various operational aspects of the Development Plan to those portions of their respective organizations which have the appropriate resources, expertise and responsibility for such functions. The Joint Steering Committee shall act only as a body making recommendations to the Parties, and neither Party is bound by any recommendation of the Joint Steering Committee. The members of the Joint Steering Committee shall attempt, in good faith, to reach consensus on all matters before the committee and make a consensus recommendation to the Parties. In the event that the Joint Steering Committee cannot make a consensus recommendation to the Parties which is acceptable to the Parties, either Party may refer the matter for resolution in accordance with the terms of Article 16 of the Product Supply Agreement.

      6.2.2 The Joint Steering Committee shall cause there to be recorded reasonably detailed minutes of its meetings. The Party providing the chairperson of each meeting shall be responsible for preparing draft minutes of such meeting and distributing same to the other members of the committee within five Business Days after such meeting. If the other Party desires to revise the draft minutes it will provide comments on such minutes within ten Business Days after receiving the minutes. If such comments are provided, members of the Joint Steering Committee designated by each Party shall confer promptly and in good faith to resolve such comments and finalize the minutes. If the members of the Joint Steering Committee are unable to finalize the minutes within 30 days after the date of the meeting, either Party may refer the matter for resolution in accordance with the terms of Article 16 of the Product Supply Agreement.

6.3   Working Committees

The Joint Steering Committee may establish working committees to manage actively the Development. Such working committees will conduct at a minimum quarterly planning and review meetings as well as ad hoc meetings as necessary. The primary method of meeting will be teleconference. Responsibilities of the working committees may include overseeing the planning and monitoring of the clinical development process and the regulatory and commercialization processes.

                 Article 7 Pharmacovigilance, DDMAC and Recalls

7.1   Regulatory Responsibilities

Inex will be responsible for maintaining and fulfilling all Regulatory Requirements with respect to the Product that are imposed upon Inex as the manufacturer and holder of the Regulatory Approvals. Subject

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

to the other express terms of the Related Agreements, Enzon and its designees will have sole responsibility for the advertising and other promotion of the Product and for maintaining and fulfilling all Regulatory Requirements with respect to the Product that are imposed upon Enzon as the advertiser, marketer and distributor thereof.

7.2   Pharmacovigilance Agent

      7.2.1   Unless the Parties agree to establish the agency referred to in
              Section 7.2.2 on an accelerated basis, Inex shall be responsible for performing Pharmacovigilance in respect of all pre-Regulatory Approval Clinical Activities (in addition to all other Regulatory Activities for which Inex is responsible). Until this agency is established, if Enzon receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1 and transmit the completed form to Inex as soon as possible, and in any event at least in time to allow Inex to meet its reporting obligations under Regulatory Requirements. Inex will then report the Adverse Drug Event in accordance with Regulatory Requirements, and provide Enzon with a copy(ies) of all documentation provided to Regulatory Authorities in respect of such complaint or Adverse Drug Event. Further, until this agency is established, if Inex receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1, provide a copy of the completed form to Enzon (if possible, prior to submitting it to Regulatory Authorities) and report the Adverse Drug Event in accordance with Regulatory Requirements.

      7.2.2 After Regulatory Approval of the Products by a Regulatory Authority (or sooner if and to the extent agreed to by the Parties), Enzon shall be appointed by Inex as Inex's agent with respect to the regulatory dossier for the Product in the Field in the Territory for the sole purpose of conducting Pharmacovigilance. After this agency has been established, Enzon shall manage and carry out on behalf of Inex all relevant communications and relations with Regulatory Authorities to the extent related to Pharmacovigilance with respect to the Product. Inex shall be entitled to participate in all negotiations and discussions between Enzon and Regulatory Authorities relating to Pharmacovigilance with respect to the Product. Without limiting the generality of the foregoing, after this agency has been established, if Inex receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1 and transmit the completed form to Enzon as soon as possible, and in any event at least in time to allow Enzon to meet its reporting obligations under Regulatory Requirements. Enzon will then report the Adverse Drug Event in accordance with Regulatory Requirements, and provide Inex with a copy(ies) of all documentation provided to Regulatory Authorities in respect of such complaint or Adverse Drug Event. Further, after this agency has been established, if Enzon receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on Exhibit 1.1.1, provide a copy of the completed form to Inex (if possible, prior to submitting it to Regulatory Authorities) and report the Adverse Drug Event in accordance with Regulatory Requirements.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

7.3   Agency for DDMAC Activities

      7.3.1 Inex hereby appoints Enzon as its agent for the Product in the Field in the Territory for the sole purpose of conducting all DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory.

      7.3.2 Enzon shall perform the DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory in compliance with Regulatory Requirements.

      7.3.3 Enzon will perform all DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory and subject to
              Section 7.1, be responsible for all post-approval
              Pharmacovigilance activities, and assume all the costs associated therewith.

      7.3.4 In each country for which Inex is the holder of the Regulatory Approval, Enzon shall regularly inform Inex of Enzon's DDMAC Activities and foreign equivalents and obtain Inex's prior consent to Enzon's DDMAC Activities and foreign equivalents and plans respecting any of them. In the event Enzon informs Inex of its DDMAC Activities, foreign equivalents and plans, and does not receive a written objection from Inex within 10 Business Days, Inex shall be deemed to have consented to such activities and plans.

7.4   Agent for Regulatory Authorities Generally

      7.4.1 Nothing in Section 7.1 or this Section 7.4 precludes Inex from appointing an agent for Regulatory Authorities for products other than the Product, or for territories outside the Territory.

      7.4.2 All activities, communications and relations as well as Enzon's role as agent for Regulatory Authorities shall be performed by Enzon in close coordination with Inex, as holder of the Regulatory Approvals.

      7.4.3   In respect of all of the foregoing under Section 7.1 or this
              Section 7.4, except as required by Regulatory Requirements and except for those reporting requirements which have timeliness requirements that make it impossible to seek and obtain Inex's consent prior to making such report, any communications with Regulatory Authorities by Enzon under Section 7.1 or this Section
              7.4 are subject to the consent of the Inex, such consent not to be unreasonably withheld.

7.5   Recalls and Withdrawals of Product

      7.5.1 If Inex or Enzon will be required or requested by any Regulatory Authority to recall any Product for any reason, or should Enzon decide voluntarily to withdraw any Product:

              (a) Enzon will be responsible for co-coordinating such recall or withdrawal;

              (b) Enzon shall pay the costs and expenses of such recall or withdrawal, subject to recovery of some or all of same in accordance with the terms of Section 7.5.2;

              (c) unless Inex is liable for such costs and expenses in accordance with the terms of Section 7.5.2, Enzon will remain responsible to Inex for the Purchase Price for such Product and will reimburse Inex for all of the reasonable costs and expenses actually incurred by Inex in connection with such recall or withdrawal including, but not limited to, administration of the recall or withdrawal and such other reasonable costs as may be reasonably related to the recall or withdrawal; and

              (d) both Parties will cooperate fully with one another in connection with any such recall or withdrawal.

      7.5.2 if a recall or withdrawal is due to Inex's negligence, willful misconduct or breach of this Agreement or Inex's failure to Manufacture the Product in conformity with the Specifications or the provisions of the Product Supply Agreement or the Quality/Technical Agreement, Inex will reimburse Enzon for all of Enzon's reasonable costs and expenses actually incurred by Enzon in connection with the recall or withdrawal, including the Purchase Price for the recalled or withdrawn Product, costs of retrieving Product already delivered to customers, costs and expenses Enzon is required to pay for notification, shipping and handling charges, destruction or return of the defective Product or Product and such other reasonable costs as may be reasonably related to the recall or withdrawal.

      7.5.3 If the Parties are unable to agree on whether or not a recall or withdrawal is due to Inex's negligence, willful misconduct or breach of this Agreement, either Party may refer the matter for resolution pursuant to Article 16 of the Product Supply Agreement.

                       Article 8 Additional Opportunities

8.1   Pipeline Drug

For a reasonable period after the Effective Date, the Parties will make good faith efforts to work together to identify and secure rights to one other oncology or hematology product from within or to be added to Enzon's current pipeline. The Parties' intention is that the development and commercialization of such new product in the Territory would be on the basis of a 50:50 funding and profit sharing split.

8.2   Legal Effect

The matters set forth in this Article 8 constitute merely an expression of the desire of the Parties to negotiate with each other regarding the terms of an agreement regarding the subject matter of this Article 8, and nothing in this
Article 8 will have any legal or binding effect unless set out in writing in a separate agreement and signed by the duly authorized representatives of the Parties.

                    Article 9 Representations and Warranties

9.1   By Enzon

Enzon hereby represents and warrants to Inex that, as of the Effective Date:

      9.1.1 Enzon has full legal right, power and authority to execute, deliver and perform its obligations under the Related Agreements;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      9.1.2 the execution, delivery and performance by Enzon of the Related Agreements does not contravene or constitute a default under any provision of Applicable Law or its articles or by-laws (or equivalent documents) or of any judgment, injunction, order, decree or other instrument binding upon Enzon;

      9.1.3 all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by Enzon of the Related Agreements have been obtained and to the best knowledge of Enzon are in full force and effect and all conditions thereof have been complied with, and, except for appropriate disclosure regarding the Related Agreements under the Securities Exchange Act of 1934, as amended, no other action by or with respect to, or filing with, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance by Enzon of the Related Agreements;

      9.1.4 except for the Permitted Exception, to the best knowledge of Enzon, the exploitation by Enzon of the rights granted to Enzon hereunder in pursuit of the Development, Manufacture and Commercialization of the Product do not infringe the Intellectual Property Rights of any Third Party;

      9.1.5 assuming each is a valid, binding and enforceable agreement of Inex, each of the Related Agreements constitutes a valid and binding agreement of Enzon, enforceable against Enzon in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors' rights generally;

      9.1.6 the execution, delivery and performance by Enzon of each Related Agreement does not and will not conflict with or result in a material breach of any of the terms and provisions of any Third Party agreement of Enzon entered into as of the Effective Date;

      9.1.7 except for the Permitted Exception, Enzon is not aware of any impediment, including without limitation any Third Party agreement of Enzon, which would prevent Enzon from performing its obligations under the Related Agreements;

      9.1.8 Enzon will not enter into any Third Party agreement after the Effective Date which, in any way, will limit its ability to perform all of the obligations undertaken by Enzon under the Related Agreements; and

      9.1.9 except for Intellectual Property Rights owned by Elan and licensed to Enzon, Enzon does not own or control any Intellectual Property Rights which could be asserted against Inex for Inex's performance under the Related Agreements, or which could be infringed by the developing, using, selling, having sold, distributing and importing of the Product in the Territory.

9.2   By Inex

Inex hereby represents and warrants to Enzon that, as of the Effective Date:

      9.2.1 Inex has full legal right, power and authority to execute, deliver and perform its obligations under the Related Agreements;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      9.2.2 the execution, delivery and performance by Inex of the Related Agreements does not contravene or constitute a default under any provision of Applicable Law or its articles or by-laws (or equivalent documents) or of any judgment, injunction, order, decree or other instrument binding upon Inex;

      9.2.3 all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by Inex of the Related Agreements, including the Elan Consent, have been obtained and, except for the Permitted Exception, to the best knowledge of Inex, are in full force and effect and all conditions thereof have been complied with, and, except for appropriate disclosure regarding the Related Agreements required by any stock exchange having authority, except for the Permitted Exception, to the best knowledge of Inex no other action by or with respect to, or filing with, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance by Inex of the Related Agreements;

      9.2.4 except for the Permitted Exception, and the rights granted by Inex outside the Field or outside the Territory, Inex is the exclusive owner or licensee of all legal and beneficial right, title and interest in and to the Licensed Patents;

      9.2.5 except for the Permitted Exception, Inex has the rights to the Elan Patents necessary to grant the sublicenses granted in the Related Agreements and the Elan License has not been breached by Inex or its Affiliates or, to the best knowledge of Inex, by Elan and its Affiliates;

      9.2.6 except for rights granted by Inex outside the Field or outside the Territory, Inex is the sole and exclusive owner or licensee of the Inex Technology, free and clear of any lien, claim or encumbrance or rights of any other person or entity;

      9.2.7 except for the Permitted Exception, to the best knowledge of Inex, the exploitation by Enzon of the rights granted to Enzon under the Related Agreements in pursuit of the Development, Manufacture and Commercialization of the Product do not infringe the Intellectual Property Rights of any Third Party;

      9.2.8 assuming each is a valid, binding and enforceable agreement of Enzon, each of the Related Agreements constitutes a valid and binding agreement of Inex, enforceable against Inex in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors' rights generally;

      9.2.9 the execution, delivery and performance by Inex of the Related Agreements does not and will not conflict with or result in a material breach of any of the terms and provisions of any Third Party agreement of Inex entered into as of the Effective Date;

      9.2.10 except for the Permitted Exception, Inex is not aware of any impediment, including without limitation any Third Party agreement of Inex, which would prevent Inex from performing its obligations under the Related Agreement;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      9.2.11 Inex will not enter into any Third Party agreement after the Effective Date which, in any way, will limit its ability to perform all of the obligations undertaken by Inex under the Related Agreements;

      9.2.12 except for the Licensed Patents and Inex Technology, Inex does not own or control any Intellectual Property Rights which could be asserted against Enzon for Enzon's performance under the Related Agreements, or which could be infringed by the developing, using, selling, having sold, distributing and importing of the Product in the Territory; and

      9.2.13  at the time delivered to Enzon, all Product:

              (a) will fully conform to the Regulatory Requirements, the Specifications and the Master Production Record; and

              (b) will not, as the result of Inex's undertakings or failure to perform its undertakings as set out in this Agreement, be adulterated or misbranded within the meaning of Section 501[351] and 502[352] of the Federal Food, Drug and Cosmetic Act, as amended, and the regulations issued thereunder or within the meaning of any applicable state or local law, the adulteration and misbranding provisions of which are similar to the Federal Food, Drug and Cosmetic Act.

9.3   Survival of Representations and Warranties

The representations and warranties contained herein shall survive the execution, delivery and performance of this Agreement by the Parties, notwithstanding any investigation at any time made by or on behalf of any Party or Parties.

9.4   DISCLAIMER

EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER Inex NOR ENZON MAKES, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OR SCOPE OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

                    Article 10 Intellectual Property Rights

10.1  Injunctive Relief

Each party acknowledges the competitive and technical value of the Licensed Patents and Inex Technology, and the sensitive and confidential nature of the Confidential Information and agrees that monetary damages alone will be inadequate to protect the other party's interests against any actual or threatened material breach of this Agreement. Accordingly, each party consents to the granting of specific performance and injunctive or other equitable relief to the other party in respect of any actual or threatened breach of this Agreement, without proof of actual damages.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

10.2  Ownership of Pre-Existing Intellectual Property Rights

Any Intellectual Property Rights or trademark rights owned by either Party prior to the Effective Date shall remain solely owned by such Party.

10.3  Ownership of Intellectual Property Rights in the Product

All Intellectual Property Rights arising from and during the course of the Development, including all Intellectual Property Rights:

      10.3.1 to all inventions arising from and during the course of the Development;

      10.3.2 to all data, information, know-how and results and the like created as part of the Development (the "Data"); and

      10.3.3 relating to the Product or improvements thereto or the process for manufacturing the Product;

shall be solely owned by Inex or its designee, regardless of:

      10.3.4  which Party(ies) created or invented the same; and

      10.3.5 whether or not such Intellectual Property Rights are required to obtain and maintain Regulatory Approvals;

and shall be licensed to Enzon hereunder as Licensed Patents and Inex Technology without additional consideration or formality during the Term. Without limiting the generality of the foregoing, any Elan Improvements made by Enzon, or its Representatives, regardless of whether or not arising from and during the course of the Development, shall be solely owned by Elan and sublicensed (within the Field and within the Territory) without additional consideration to Enzon through Inex on the terms set out in this Section. Enzon shall cooperate, and shall cause its Representatives to cooperate, with Inex and Elan, at Elan's expense, in perfecting Elan's ownership and other proprietary rights in respect of any Elan Improvements and Enzon hereby assigns same to Elan and shall execute and deliver, and cause its Representatives to execute and deliver, to Elan any documents that Elan may reasonably require with respect thereto. If at any time Elan does not exercise its rights under this Section, such rights may be exercised by Inex as if Inex were Elan under this Section.

10.4  Ownership of Regulatory Approvals and Regulatory Submissions

Notwithstanding the terms of Section 10.3:

      10.4.1 Inex or its Representatives will own all Regulatory Approvals and Regulatory Submissions made as part of the Development in respect of the Product in the Territory and all Intellectual Property Rights in same; and

      10.4.2 Inex or its Representatives may use all Data and Regulatory Approvals and Regulatory Submissions, in Inex or its Representative's efforts to register and commercialize the Product outside the Territory and inside the Territory but outside the Field.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

10.5  Ownership of Intellectual Property Rights Outside the Development

Except as otherwise provided in Sections 10.3 and 10.4, each Party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated by its Representatives. For greater certainty, Intellectual Property Rights or inventions or creations generated outside the Development and without access to the other Party's Confidential Information shall not be licensed hereunder or included in the Licensed Patents or Inex Technology.

                             Article 11 Termination

11.1  Term

This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided for herein, shall expire, on a country-by-country basis, upon the later of:

      11.1.1 expiration of the last to expire of the Licensed Patents containing Valid Claims covering the Product in such country in the Territory; and

      11.1.2 fifteen years from the date of the First Commercial Sale in that country;

and such period shall be the "Term" under this Agreement.

11.2  Renewal

On or before six months before the expiration of this Agreement in accordance with its terms, Enzon may notify Inex in writing that Enzon wishes to renew this Agreement. In the event that Enzon so notifies Inex, the Parties will negotiate in good faith for the extension of the Term. If the Parties have not reached agreement in writing to extend the Term on or before the expiry of the Term, this Section 11.2 shall be of no further force or effect.

11.3  Voluntary Termination

      11.3.1 In the event that Enzon does not have a significant interest in obtaining or maintaining Regulatory Approval of and marketing Product in any country of the Territory, Enzon shall promptly notify Inex in writing. If Inex requests in writing that Enzon indicate whether or not Enzon has an interest in obtaining or maintaining Regulatory Approval of and marketing Product in a country(ies) of the Territory, within thirty (30) days thereafter Enzon shall notify Inex in writing as to whether or not Enzon has such an interest. In the event that:

              (a) Enzon notifies Inex that it does not have a significant interest in obtaining or maintaining Regulatory Approval of and marketing Product in any country(ies) of the Territory; or

              (b) Enzon does not respond in writing within thirty (30) days of Enzon's receipt of Inex's query;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (c) Inex may terminate all licenses granted to Enzon pursuant to this Agreement in respect of such country(ies) of the Territory, and such country(ies) shall no longer form part of the Territory.

      11.3.2  Enzon may terminate this Agreement in its entirety at any time by:

              (a) providing Inex ninety (90) days prior written notice of Enzon's intention to terminate;

              (b) paying all outstanding obligations due to Inex, including Enzon's portion of all non-cancelable Development Costs incurred by Inex and its Affiliates pursuant to the Related Agreements as of the date of termination; and

              (c) paying a termination fee of two million dollars ($2,000,000), unless such termination is effected after 12 months from the Effective Date but prior to Inex completing its NDA submission to the FDA for the Product.

              (d) All amounts due hereunder shall be paid by Enzon to Inex within ten (10) days of termination, without reduction, except as agreed in writing between the parties.

11.4  Termination for Breach

Each Party shall be entitled to terminate this Agreement and the licenses granted hereunder to the other Party by written notice to the other Party in the event that the other Party shall be in material default of any of its obligations hereunder, and shall fail to remedy any such default within ninety
(90) days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Any such notice shall set out expressly the actions required of the breaching Party to remedy the default. If such default is not corrected, the non-breaching Party shall have the right to terminate this Agreement by giving written notice to the Party in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

11.5  Termination upon Bankruptcy

      11.5.1 This Agreement may be terminated by a Party by providing written notice to the other Party upon:

              (a)       the bankruptcy, liquidation or dissolution of the other
                        Party;

              (b) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party; or

              (c) the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

      11.5.2 Notwithstanding the foregoing, either Party may seek the waiver of the operation of Section 11.5.1 in advance of any event giving rise to a right of termination under Section 11.5.1(b), and, provided that:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (a) the requesting Party is in good standing and not in breach of any of the terms of the Related Agreements;

              (b) the requesting Party is in reasonable financial condition; and

              (c) the Party whose consent is sought will not be prejudiced by granting such waiver,

              the Party whose consent is sought will not unreasonably withhold its consent to such waiver. Such waiver may be revocable in the event of a material adverse change in circumstances related to the requesting Party not contemplated at the time of granting the waiver.

11.6  Survival of Obligations; Return of Confidential Information

      11.6.1 Upon any termination of this Agreement pursuant to this Article 11, neither Party shall be relieved of any obligations incurred prior to such termination.

      11.6.2 Upon any termination of this Agreement pursuant to this Article 11, the licenses granted in Section 2.1 will forthwith terminate.

      11.6.3 Notwithstanding any termination of this Agreement, the obligations of the Parties under Article 1, Sections 5.9 and 5.10, Article 9,
              Article 10, Article 11 and Article 12, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. 11.6.4 Upon any termination of this Agreement pursuant to this Article 11, except as contemplated hereby, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof (except for one archival copy to be retained by a person designated by such Party (who shall not make such Confidential Information generally available to employees or other representatives of such Party) for the purpose of confirming which information to hold in confidence hereunder), of the other Party which is not covered by a license surviving such termination.

11.7  Additional Consequences of Termination

      11.7.1 On or before the effective date of termination of this Agreement, except as otherwise set forth herein:

              (a) Enzon shall promptly deliver to Inex a copy of all Data and such other information, materials (including biological materials) and documents in Enzon's possession or control arising from the development of the Product under this Agreement, including, without limitation, the Development, provided that Inex shall be responsible for any reasonable associated Out-of-Pocket Costs associated with transferring same;

              (b) Enzon shall pay its share of the Development Costs as determined in accordance with Article 5, including all non-cancelable Development Costs reasonably committed to by Inex and its Affiliates prior to the termination of the Agreement;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (c) in the event that such termination occurs before the payment of all of the milestone payments referred to in Section Error! Reference source not found., then, concurrently with such termination, Enzon shall pay to Inex the next such payment, pro-rated so that such payment is reduced by the proportion of the year remaining prior to the date for such payment as of the effective date of such termination;

              (d) Enzon's right to use the Data pursuant to Section 10.4.2 will forthwith terminate;

              (e) all licenses and sublicenses granted pursuant to this Agreement shall forthwith terminate;

              (f)       Enzon shall:

                        (i) use all reasonable endeavors to take all steps and execute all documents reasonably necessary to assign and/or transfer or permit reference to (to the extent legally permissible in the relevant country) all Regulatory Approvals and Regulatory Submissions arising from the development of the Product under this Agreement, including, without limitation, the Development, in Enzon's name or in the name of Enzon's Affiliates or Sublicensees, to Inex or its designee;

                        (ii) provide to Inex or its designee copies of or access to all correspondence, meeting minutes and any other written information exchanged between Enzon and any Regulatory Authority(ies) regarding such Regulatory Approvals and Regulatory Submissions;

                        (iii) in the event that no such assignment and/or
                              transfer and/or reference pursuant to Section 11.7.1(f)(i) may legally be made, then Enzon shall forthwith surrender such Regulatory Approvals and Regulatory Submissions for cancellation; and

                        (iv) upon Inex's request, Enzon shall within the same period deliver to Inex or its designee any and all documents relating to Regulatory Approvals and Regulatory Submissions in its possession or control arising from the Development that are reasonably required in order to file, obtain or maintain Regulatory Approvals for the Product.

11.8  Termination on a Country by Country Basis

In the event of termination of this Agreement in respect of one or more country(ies) in the Territory pursuant to Section 11.3.1, then Sections 11.6 and
11.7 shall apply in respect of the country(ies) to which such termination applies.

11.9  Termination of Related Agreements

In the event of termination of this Agreement, the Related Agreements shall terminate with immediate effect, subject to any continuing or surviving obligations as set forth in each such Related Agreement.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                            Article 12 Miscellaneous

12.1  Assignment

      12.1.1 The rights and obligations set out in this Agreement are personal to each Party and for this reason, except as expressly set out in this Agreement, this Agreement will not be assignable by either Party in whole or in part, nor will either Party subcontract any of its obligations hereunder without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably; provided, however, that the restriction contained herein will in no way limit the rights of either Party to:

              (a) assign or subcontract any right or obligation hereunder to any of its Affiliates; or

              (b) appoint as its agent for any purpose of this Agreement any such Affiliate; or

              (c) assign any right or obligation hereunder to any person or entity that:

                        (i) purchases all or substantially all of its assets to which this Agreement relates or

                        (ii) purchases all or substantially all of the stock of either Party; or

                        (iii) acquires or is combined with either Party in a
                              merger or some other form of business combination.

      12.1.2 This Agreement will be binding upon and will enure to the benefit of the parties hereto and to any permitted assignee or successor of either party.

      12.1.3 Subject to other provisions of this Section 12.1, if one Party validly assigns or subcontracts any or all of its obligations hereunder, such assigning or subcontracting Party agrees to remain bound by all of its responsibilities and obligations hereunder.

      12.1.4 Any and all assignments of this Agreement or any interest herein not made in accordance with this Section 12.1 will be void ab initio.

12.2  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.3  Force Majeure

In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; failure of transportation; inability to procure or use materials; or any other cause beyond the reasonable control of the Party invoking this Section 12.3 if such Party shall have used its reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

12.4  Further Assurances

Each Party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

12.5  International Sale of Goods Act

The Parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

12.6  Modification

No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

12.7  No Agency

Nothing herein shall be deemed to constitute either Party as the agent or Representative of the other Party, or both Parties as joint venturers or partners for any purpose. Inex shall be an independent contractor, not an employee or partner of Enzon, and the manner in which Inex renders its services under this Agreement shall be within Inex's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

12.8  No Solicitation or Hiring of Employees

During the Development and for one year thereafter, neither Inex nor Enzon shall, without the prior consent of the other Party, solicit the employment of or hire any person who during the course of employment with the other Party was involved with activities under the Development Plan and who when solicited or to be hired is a current employee of the other Party.

12.9  Non-Use of Names

Except as otherwise expressly set out in this Agreement, neither Party shall use the name of the other Party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other Party in each case (which consent shall not be unreasonably withheld or delayed).

12.10 Notices

Any notice or other communication in connection with this Agreement must be in writing and if by mail, by registered mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to Inex:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

         Inex Pharmaceuticals, Inc.
         c/o Corporation Trust Center
         1209 Orange Street
         Wilmington, DE 19801

         Attention: President and CEO

         With copies to:

         Inex Pharmaceuticals Corporation
         100-8900 Glenlyon Parkway
         Burnaby, British Columbia
         Canada V5J 5J8
         Fax: 604-419-3202
         Attention: Sr. V.P. Commercial Operations, and

         With a copy to:

         Inex Pharmaceuticals Corporation
         100-8900 Glenlyon Parkway
         Burnaby, British Columbia
         Canada V5J 5J8
         Fax: 604-419-3202
         Attention: Business Development

         and: Lang Michener
         1500-1055 West Georgia Street
         Vancouver, British Columbia
         Canada V5J 5J8
         Fax: 604-685-7084
         Canada V6E 4N7

         Attention: Leo Raffin

         and:

         Farris, Vaughan, Wills & Murphy
         2600 - 700 West Georgia Street
         Vancouver, British Columbia
         Canada V7Y 1B3
         Fax: 604-661-9349
         Attention: James Hatton

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      If to Enzon:

      Enzon Pharmaceuticals, Inc.
      685 Route 202/206
      Bridgewater, New Jersey, USA 08807
      Fax: 908.541.8680
      Attention: V.P. Business Development

      with a copy to:

      Enzon Pharmaceuticals, Inc.
      685 Route 202/206
      Bridgewater, NJ 08807
      Attention: General Counsel
      Fax: 908.541.8838

12.11 Publicity

Except as required by law, stock exchange or Regulatory Authority:

      12.11.1 neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld;

      12.11.2 the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure; and

      12.11.3 notwithstanding the foregoing, the Parties agree that the press release set out as an Exhibit to the Product Supply Agreement shall be released by the Parties upon execution and delivery of this Agreement by both Parties.

12.12 No Third Party Beneficiaries

Except as expressly set out in this Agreement, nothing in this Agreement is intended to or shall confer upon any Third Part any legal or equitable right, benefit or remedy of any nature whatsoever.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

12.13 Waiver

The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

12.14 Cross Default

A breach of or default under any of the Related Agreements other than the Co-Promotion Agreement shall constitute a breach of and default under all the Related Agreements.

IN WITNESS WHEREOF, the Parties hereto have caused this Development Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives.

Inex Pharmaceuticals, Inc.

By: /s/ David J. Main
    ---------------------------
Name:  David J. Main
Title: President & CEO


Enzon Pharmaceuticals, Inc.

By: /s/ Arthur J. Higgins
    ---------------------------
Name:  Arthur J. Higgins
Title: Chairman & CEO

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.1: Adverse Drug Event

                             ADVERSE DRUG EVENT FORM

      An Adverse Drug Event shall mean any noxious, unintended, or untoward medical occurrence in a patient or clinical investigation subject associated with the use of a medicinal or investigational product, whether or not related to the medicinal or investigational product.

      This Form must be completed and faxed to the Regulatory Authorities (with a copy provided to the other Party)::

a) Immediately, or not later than 24 hours following receipt of any information relating to an Adverse Drug Event; and

b) No later than two (2) business days following receipt of any information relating to a product complaint.

      Complaint Date:__________________________

      Complaint received by:___________________  Title:________________________

      Manner complaint received in:    Oral |_|       Written |_|     Faxed |_|
                                       Other:_________________

      Complainant's name:__________________ Phone:___________ Fax: _____________

      Clinic's name:_________________ Phone:_____________ Fax:__________________

      Clinic's Address:_________________________________________________________

      Product Name: ___________ Lot number: ___________ Expiry Date: ___________

      Description of Product Complaint or Adverse Drug Event:___________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.27: ***


*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.36: ***

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 5.2.1(c): Ongoing Phase II Clinical Trials

***

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 6.1: Joint Steering Committee Responsibilities

The members of the Joint Steering Committee as of the Effective Date are:

For Enzon:

      Eddy Anglade, VP - Clinical

      Clarke Atwell, VP - Sales & Marketing

      Katherine Bishburg, VP - Regulatory

      Eric Liebler, VP - Business Development

For Inex:

      Tom MacRury, Senior VP, Commercial Opoerations

      Alexandra Mancini, Senior VP, Clinical and Regulatory Affairs

      Jeff Charpentier, VP Finance and CFO

      Linda Diano, Director, Project Management

The Joint Steering Committee shall have responsibilities including:

1. review amendments to the Development Plan and submit same to the Parties for review and approval;

2.    establish working committees to conduct work under the Development Plan;

3. assign responsibility for conducting all needed Development work appropriately between the Parties, including providing for subcontractors to perform certain tasks if desirable;

4. oversee all Development activities, including the review and approval as appropriate, of all reports on the progress of Development;

5.    coordinate the overall strategy for Development and commercialization;

6. meet quarterly, circulate agendas at least one (1) week in advance of each quarterly meeting, and circulate minutes of meetings within two (2) weeks following each meeting;

7.    verify the reports of Development Costs;

8. such other duties and responsibilities as may be agreed upon by the Parties; and

9. be the primary contact point between the Parties regarding the transfer of information and the discussion of each Party's efforts to conduct Development.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.